UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2023

Zalatoris II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands
(State or other jurisdiction of incorporation)

001-40686	N/A
(Commission File Number)	(IRS Employer Identification No.)

55 West 46th Street, 30th Floor

New York, New York 10036

Registrant’s telephone number, including area code (917) 675-3106

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one Class A ordinary share and one-third of one redeemable warrant	ZLSWU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	ZLS	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	ZLSWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 5, 2023, Zalatoris II Acquisition Corp., a Cayman Islands exempted company (the “Company”), caused $100,000 to be deposited into the trust account of the Company, which enables the Company to extend the period of time it has to consummate its initial business combination by one month from December 3, 2023 to January 3, 2023 (the “Extension”). The Extension is the fifth of twelve (12) one-month extensions permitted under the Company’s governing documents.

Previously, on August 3, 2023, September 5, 2023, October 5, 2023, and November 6, 2023, the Company caused $100,000 to be deposited into the Company’s trust account to allow the Company to extend the period of time it had to consummate its initial business combination (the “Prior Extensions”). The Prior Extensions were permitted under the Company’s governing documents.

Item 9.01.	Exhibits.

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZALATORIS II ACQUISITION CORP.

Date: December 5, 2023	By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	Chief Executive Officer

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